UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2006 (June 2, 2006)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 2.05	Costs Associated with Exit or Disposal Activities

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01	Financial Statements and Exhibits

Signature

Exhibit 99.1

Exhibit 99.2

Item 2.02 Results of Operations and Financial Condition

On July 26, 2006, Pinnacle Data Systems, Inc. (the “Company”) issued a press release and other financial information regarding its results for the second quarter ended June 30, 2006. The press release and other financial information are attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 2, 2006, the Company announced its decision to upgrade its headquarters facility in Groveport, Ohio, open a warehouse and logistics facility in Groveport and consolidate its Los Angeles, California operations into its Groveport operations. The Company will invest approximately $400,000 in 2006 to increase and improve its production, warehouse and logistics capabilities in Ohio and expense $1.6 million to consolidate its production in Groveport. These actions are being taken to improve the Company’s operating results and to optimize long-term returns for its shareholders. Annual savings in excess of $1.6 million are expected once the Operational Improvement Plan is completed.

The Company estimates it will incur $225,000 in one-time termination benefits with associates to be expensed ratably over the remaining service period for the associates, primarily in the third quarter of 2006. The estimated lease contract termination costs are $1,000,000 which should be incurred in fiscal 2006. All other associated costs with the closure of the Los Angeles facility, including travel, training, and relocation of associates and production lines, are estimated to be approximately $375,000 and will be recognized as incurred, with most of the costs anticipated to be in the third quarter of 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 27, 2006, the Company appointed Benjamin Brussell to the Company’s Board of Directors. Mr. Brussell has not been assigned to serve on any committees of the Board.

There are no arrangements or understandings between Mr. Brussell and any other person pursuant to which Mr. Brussell was elected as a Director. Neither Mr. Brussell nor any member of his immediate family has a direct or indirect interest in any transaction or series of transactions to which the Company is a party in which the amount involved exceeds $60,000.

On August 1, 2006 the Company issued a news release announcing this appointment. A copy of this news release is furnished on Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit Index

99.1	Press Release of Pinnacle Data Systems, Inc. dated July 26, 2006

99.2	Press Release of Pinnacle Data Systems, Inc., dated August 1, 2006 announcing the appointment of Benjamin Brussell as a Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ George A. Troutman
George A. Troutman, Chief Financial Officer

Dated: August 1, 2006